                                                                    EXHIBIT 99.4

                       NUEVO GRUPO IUSACELL, S.A. DE C.V.

         OFFER TO EXCHANGE ALL OUTSTANDING 14-1/4% SENIOR NOTES DUE 2006
                                       FOR
         14-1/4% SENIOR NOTES DUE 2006 WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED


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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON ________, 2000
UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). TENDER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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To our Clients:

Enclosed for your consideration is a Prospectus dated         , 2000 (the
"Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") of Nuevo Grupo Iusacell, S.A. de C.V. (the "Company") to exchange its 14-1/4% Senior Notes Due 2006, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for all of its outstanding 14-1/4% Senior Notes Due 2006 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated December 16, 1999 by and among the Company, Bell Atlantic Corporation, Grupo Iusacell, S.A. de C.V. and Chase Securities, Inc. and Salomon Smith Barney, Inc., as representatives of the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer.

         1.    The Exchange Offer is for any and all Old Notes.

         2. You will receive one Exchange Note for each Old Note that you tender.

         3. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer - Conditions."

         4. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the instructions in the Letter of Transmittal.

         5. The Exchange Offer expires at 5:00 p.m., New York City time, on ______, 2000, unless extended by the Company.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for your information only and may not be used directly by you to tender Old Notes.

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                           INSTRUCTION WITH RESPECT TO
                               THE EXCHANGE OFFER



The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Nuevo Grupo Iusacell, S.A. de C.V. with respect to its Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Please tender the Old Notes held by you for my account as indicated below:


                                                     Aggregate Principal Amount of Old Notes

14-1/4% Senior Notes Due 2006...................
/ / Please do not tender any Old Notes               ----------------------------------------------------
    held by you for my account

Dated:                          , 2000
      --------------------------                     ----------------------------------------------------

                                                     ----------------------------------------------------
                                                                               Signature(s)

                                                     ----------------------------------------------------

                                                     ----------------------------------------------------

                                                     ----------------------------------------------------
                                                                        Please print name(s) here

                                                     ----------------------------------------------------

                                                     ----------------------------------------------------
                                                                               Address(es)

                                                     ----------------------------------------------------
                                                                      Area Code and Telephone Number

                                                     ----------------------------------------------------
                                                               Tax Identification or Social Security No(s.)


None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.